As filed with the Securities and Exchange Commission on April 25, 1997
                                                      Registration No. 333-_____


================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                              -------------------

                             MCDONALD'S CORPORATION
               (Exact name of issuer as specified in its charter)

               DELAWARE                           36-2361282
       (State of incorporation)      (I.R.S. Employer Identification No.)

                One McDonald's Plaza, Oak Brook, Illinois 60521
                                 (630) 623-3000
     (Address including zip code, and telephone number including area code, of principal executive offices)

                              -------------------

                                 GLORIA SANTONA
              Vice President, Deputy General Counsel and Secretary
                              One McDonald's Plaza
                           Oak Brook, Illinois 60521
                                 (630) 623-3373
           (Name, address and telephone number of agent for service)

 Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

 If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __________

 If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __________

 If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

 The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                        CALCULATION OF REGISTRATION FEE
===============================================================================
    TITLE OF SECURITIES       AMOUNT OF   PROPOSED     PROPOSED      AMOUNT OF
     TO BE REGISTERED         SHARES TO    MAXIMUM     MAXIMUM     REGISTRATION
                                 BE       OFFERING    AGGREGATE         FEE
                             REGISTERED   PRICE PER    OFFERING
                                            SHARE       PRICE
-------------------------------------------------------------------------------

Common Stock, $.01 par         1,000,000    $50.375   $50,375,000        $15,266
  value per share, with
  associated preferred
  stock purchase rights....
===============================================================================
(1)  Estimated pursuant to Rule 457(c) based on the average high and low prices for the Common Stock as quoted on the New York Stock Exchange on April 21,
     1997.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION - DATED APRIL 25, 1997

PROSPECTUS
MCDONALD'S CORPORATION
1,000,000 SHARES OF COMMON STOCK ($.01 PAR VALUE PER SHARE)


                         [MCDONALD'S LOGO APPEARS HERE]


 This Prospectus relates to up to 1,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of McDonald's Corporation (the "Company"), which may be offered and sold to permissible transferees pursuant to nonqualified stock options granted to participants under the Company's 1992 Stock Ownership Incentive Plan (the "Plan"), some or all of which may be transferred by participants for no consideration in accordance with the Plan and the grant documents specifying the terms and conditions of such stock options. This Prospectus also relates to the offer and sale of Common Stock pursuant to such stock options to the beneficiaries of such permissible transferees, or the executors, administrators or beneficiaries of their estates, or other persons duly authorized by law to administer the estate or assets of such persons.

 Shares of Common Stock are traded on the New York Stock Exchange ("NYSE") under the symbol "MCD." On April __, 1997, the closing sale price of the Common Shares on the NYSE was $_____ per share.

                           -------------------------

 No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering made hereby, and if given or made, such other information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell securities in any jurisdiction to any person to whom it would be unlawful to make such an offer in such jurisdiction.

                            -----------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
          OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
              OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS APRIL __, 1997.

                               TABLE OF CONTENTS

Available Information
Documents Incorporated by Reference
The Company
Description of the Plan and the Stock Options
Use of Proceeds
Plan of Distribution
Legal Matters
Experts

                             AVAILABLE INFORMATION

 The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy and information statements and other information, with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act, relating to its business, financial statements and other matters. Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at 75 Park Place, New York, NY 10007 and 500 West Madison, Suite 1400, Chicago, Illinois 60621, and copies of such material can also be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http:\\www.sec.gov.

 This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the SEC with respect to the securities to which the Prospectus relates, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement including the exhibits thereto, which may be inspected at the above referenced public reference facilities of the SEC. Statements contained herein concerning the provisions of any document are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit or schedule to the Registration Statement. Each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the SEC.

 The Common Stock is traded on the New York Stock Exchange (the "NYSE") and reports and proxy statements and other information concerning the company also can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

                      DOCUMENTS INCORPORATED BY REFERENCE

 The McDonald's Annual Report on Form 10-K for the latest fiscal year, all quarterly reports on Form 10-Q and/or Current Reports on Form 8-K filed by McDonald's pursuant to Section 13 or 15(d) of the Exchange Act since the end of such fiscal year, and the description of Common Stock which is contained in the Registration Statement on the Company's Form 8 Amendment to Registration Statement on Form 10, as filed with the Commission on April 23, 1991, including any amendment or report filed for the purpose of updating such description, have been filed with the Commission and are incorporated herein by reference.

 All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

 The Company will deliver without charge to each person to whom this Prospectus is delivered upon the written or oral request of such person, a copy of any and all of the most recent reports, proxy statements and other communications distributed to the Company's stockholders generally, together with any or all of the information that is incorporated by reference in this Prospectus (other than exhibits to such information unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates).

 Requests for any of the documents described under this caption or additional information regarding the Plan or the administrators should be directed in writing to McDonald's Corporation, c/o Benefits and Compensation Department, Kroc Drive, Campus Office Building, Oak Brook, Illinois 60521 or by calling
(630) 623-3313.

                                  THE COMPANY

 McDonald's Corporation and its subsidiaries develop, operate, franchise and service a worldwide system of restaurants which prepare, assemble, package and sell a limited menu of value-priced foods. These restaurants are operated by the Company and its subsidiaries or, under the terms of franchise arrangements, by franchisees who are independent third parties, or by affiliates operating under joint-venture agreements between the Company or its subsidiaries and local businesspeople.

 McDonald's restaurants offer a substantially uniform menu consisting of hamburgers and cheeseburgers, including the Big Mac, Quarter Pounder with Cheese and Arch Deluxe sandwiches, the Filet Deluxe, Grilled Chicken Deluxe and Crispy Chicken Deluxe sandwiches, french fries, Chicken McNuggets, salads, milk shakes, sundaes and cones, pies, cookies and a limited number of soft drinks and other beverages. In addition, the restaurants sell a variety of products during limited promotional time periods. McDonald's restaurants operating in the United States are open during breakfast hours and offer a full breakfast menu including the Egg McMuffin and the Sausage McMuffin with Egg sandwiches, hotcakes and sausage; three varieties of biscuit sandwiches; Apple Bran muffins; and cereals. McDonald's restaurants in several countries around the world offer many of these same products as well as other products and limited breakfast menus. The Company tests new products on an ongoing basis.

 The Company's principal executive offices are located at One McDonald's Plaza, Oak Brook, Illinois 60521, telephone: (630) 623-3000.

                 DESCRIPTION OF THE PLAN AND THE STOCK OPTIONS

GENERAL INFORMATION

 This description summarizes certain material provisions of the Plan, and as such, it does not purport to be complete and is qualified in its entirety by reference to the Plan. Terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

INTRODUCTION

 The Plan is a program under which the Company can, among other things, grant selected employees an option to buy specified numbers of shares of the Common Stock at a fixed price (the "Option Exercise Price") during a fixed period measured from the date of grant (the "Grant Date") of the option.

 An option gives the optionee the opportunity to benefit from possible appreciation in the market price of the Common Stock after the Grant Date, with no capital investment required until the option is exercised. The Compensation Committee of the Board of Directors (the "Committee"), in its sole discretion, selects the participants in the Plan and determines the number of shares of Common Stock granted to each participant as options, and the other principal terms of the options.

 As of December 31, 1996, 22,316,890 shares of Common Stock were available for future grants under the Plan. As of that date, 43,347,215 shares of Common Stock were subject to existing options that had been granted under the Plan. The Plan will terminate on June 1, 2002, but the Board can terminate it effective as of an earlier date. However, a termination of the Plan would not affect outstanding options.

 The Company believes that the Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974. The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986 (the "Internal Revenue Code").

PURPOSE

 The successful conduct of the Company's operations is largely dependent upon the efforts and judgment of a broad group of employees. The Company believes its interests are served by encouraging and enabling those employees to acquire a larger personal financial interest in the Company. An additional purpose is to provide a means by which employees of the Company and its subsidiaries can acquire and maintain stock ownership, thereby strengthening their commitment to the success of the Company and their desire to remain employed by the Company and its subsidiaries. It is anticipated that the opportunity to obtain such a financial interest will assist the Company in retaining and rewarding these employees, as well as encouraging shareholder and entrepreneurial perspectives through employee stock ownership. It is also anticipated that the opportunity to obtain such financial interest and stock ownership will prove attractive to promising new employees and will assist the Company in attracting such employees.

ELIGIBILITY

 Options may be granted under the Plan to employees under the Plan at the discretion of the Committee. (See "Administration.") In selecting the individuals to whom options are granted, as well as in determining the number of shares subject to each option, the Committee takes into consideration such factors as it deems relevant to accomplish the purpose of the Plan. (See "Purpose.")

 All officers and full-time employees of the Company and its domestic and foreign subsidiaries and non-employee directors of foreign subsidiaries are eligible to receive options. (For purposes of the Plan, a subsidiary is any entity in which the Company directly or through intervening subsidiaries owns 25% or more of the total combined voting power or value of all classes of stock or, in cases of an unincorporated entity, a 25% or more interest in the capital and profits.)

STOCK OPTIONS

 Option Exercise Price. The award agreement ("Golden M Certificate") specifies the Option Exercise Price for options awarded under the Plan. The Committee determines each Option Exercise Price in its sole discretion except that the Option Exercise Price cannot be less than the fair market value of a share of the Common Stock on the Grant Date. (For this purpose, the fair market value of the Common Stock on a particular date is the closing price of the stock on the New York Stock Exchange Composite Tape on that date or, if no sales are made on that date, on the next preceding date on which there are sales.)

 Exercisability. Options granted under the Plan become exercisable in one or more installments as determined by the Committee in its discretion. The exercisability schedule is stated in the applicable Golden M Certificate. However, no portion of an option can be exercised before the first anniversary of the Grant Date.

 Earlier Exercisability at Committee Discretion. The Committee can, but is not required to, cause an option granted under the Plan to become exercisable at an earlier date chosen by the Committee in its sole discretion.

 Deadline for Exercising Option. The Committee can extend the period of time during which an option can be exercised. However, no option granted under the Plan can be exercised more than 15 years after the Grant Date.

 Exercise of Options. Options can be exercised by delivering written notice of exercise to the Company's Benefits and Compensation Department at Campus Office Building, Oak Brook, Illinois 60521. The exercise notice can be delivered in person, by mail or by telecopier (fax). The Option Exercise Price must be paid at the time of exercise (as described in the next section).

 Transferability. Except as described below, no option granted pursuant to the Plan may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee. The optionee may designate a beneficiary of the option in the event of his death by filing a written designation with the Company c/o Benefits and Compensation Department, Kroc Drive, Campus Office Building, Oak Brook, Illinois 60521. The Committee may grant options pursuant to the Plan that are transferable, or amend outstanding options granted under the Plan to make them transferable, by the optionee to any of the following permissible transferees (each a "Permissible Transferee"): to one or more members of the optionee's immediate family, to a partnership of which the partners are members of the optionee's immediate family, to a trust established by the optionee for the benefit of one or more members of the optionee's immediate family or to Ronald McDonald House Charities or any Ronald McDonald House. Options that may be so transferred are referred to in this Prospectus as "Stock Options". For this purpose the term "immediate family" means the optionee's spouse, children, grandchildren, stepchildren, parents, stepparents, grandparents, siblings, nieces, nephews and in-laws. No consideration may be paid for the transfer of a Stock Option. All transfers are subject to prior written approval by the Committee in its sole discretion. Upon approval of such transfer, a stock option will be deemed transferred on the date the

Company has received (by mail or facsimile transmission) a copy of a completed Stock Option Transfer Form.

 This Prospectus relates to up to 1,000,000 shares of Common Stock of the Company which may be offered and sold to Permissible Transferees pursuant to Stock Options that may be transferred to such Permissible Transferees as described in the immediately preceding paragraph. As used herein, "Participant Transferor" refers to the Plan participant who has transferred Stock Options held by a particular Permissible Transferee.

 Upon its transfer to a Permissible Transferee, a Stock Option continues to be governed by and subject to the terms and limitations of the Plan and the relevant grant, and the Permissible Transferee is entitled to the same rights as the Participant Transferor thereunder, as if no transfer had taken place. Accordingly, the rights of the Permissible Transferee are subject to the terms and limitations of the original grant to the Participant Transferor, including provisions related to expiration date, exercisability, exercise price and forfeiture. For information regarding the terms of a particular Stock Option grant, Permissible Transferees may contact the Company's Benefits and Compensation Department, Kroc Drive, Campus Office Building, Oak Brook, Illinois 60521 (telephone no. (630) 623-3313).

 Once a Stock Option has been transferred to a Permissible Transferee, it may not be subsequently transferred by the Permissible Transferee except by will or the laws of descent and distribution. A Permissible Transferee may designate in writing to the Company before his or her death one or more beneficiaries to receive, in the event of his or her death, any rights to which the Permissible Transferee would be entitled under the Plan. A beneficiary designation may be changed or revoked in writing by the Permissible Transferee at any time. Changes in beneficiary designation should be sent to the attention of the Company's Benefits and Compensation Department, Kroc Drive, Campus Office Building, Oak Brook, Illinois 60521.

 Exercise Of Stock Options By Permissible Transferees. A Stock Option may be exercised by a Permissible Transferee at any time from the time first set by the Committee in the original grant to the Participant Transferor until the close of business on the expiration date of the Stock Option (which may be effected by the Participant Transferor's employment status as described below).

 The Option Exercise Price of the shares as to which Stock Options are exercised shall be paid to the Company at the time of exercise (i) in cash, cashier's check, certified check or wire transfer, (ii) by delivering freely transferable Common Stock already owned by the Permissible Transferee valued at fair market value on the day the option is exercised and held for at least six months, (iii) a combination of cash and Common Stock equal in value to the purchase price, or
(iv) through simultaneous sale through a broker of shares acquired through exercise, or permitted under Regulation T of the Federal Reserve Board.

 Tax Withholding. Upon exercise of a Stock Option by a Permissible Transferee, any federal, state or local withholding taxes arising from the exercise are the obligation of the Participant Transferor. The Company may require a Participant Transferor to pledge shares of Common Stock or other collateral approved by the Committee to secure this tax withholding obligation.

 A Stock Option will be deemed exercised on the date the Company has received a copy of the Stock Option Exercise Form (by mail or facsimile transmission), completed in all respects and signed by the Permissible Transferee (accompanied by a check and/or Common Stock, where applicable, for payment of the Option Exercise Price). The Stock Option shares will generally be transferred to the Stock Option Transferee as of the day following the date that (i) the above conditions have been met and (ii) the funds and/or Common Stock paid by the Permissible Transferee in satisfaction of the exercise price have been received by the Company free and clear of all restrictions.

 Once the exercise is completed as described above, stock certificates for the appropriate number of shares will be delivered to the Permissible Transferee or his or her estate or beneficiaries, or otherwise delivered in such manner as the person(s) entitled thereto may direct.

 Termination. Because Stock Options transferred to Permissible Transferees continue to be governed by the terms of the Plan and the original Golden M Certificate, their exercisability continues to be affected by the Participant Transferor's employment status. In addition to terminating upon exercise and upon expiration of the stated term of the option, all options shall terminate after a participant's employment ends at the times as set forth below. Options may provide for different termination dates or other related provisions for the option depending on the cause of termination of employment.

 Retirement After Age 60 With 20 Years or More of Service. If the Participant Transferor retires from the Company after reaching age 60 with at least 20 years of Company service, any unexercised options which are then exercisable, or which would become exercisable during the three years after the date of the Participant Transferor's retirement, can be exercised immediately or any time within three years after such retirement (but not after the fifteenth anniversary of the Grant Date).

 Retirement After Age 60 With Less Than 20 Years of Service. If the Participant Transferor retires from the Company after reaching age 60, but before completing 20 years of Company service, any unexercised options which are then exercisable can be exercised within one year after such retirement (but not after the fifteenth anniversary of the Grant Date).

 Disability. If the Participant Transferor's employment ends because of a permanent disability, any unexercised options (whether or not otherwise then exercisable) can be exercised within three years after such termination. Any option which would otherwise expire during this three-year period will be extended to permit its exercise at any time during the three-year period. (However, an option granted cannot be exercised under any circumstances after the fifteenth anniversary of its Grant Date.) For this purpose, a "permanent disability" means a mental or physical condition which, in the opinion of the Committee, renders an employee unable or incompetent to carry out applicable job responsibilities or assigned tasks, in either case at the time the disability is incurred, and which condition is expected to be permanent or for an indefinite duration exceeding one year.

 Death. If a Participant Transferor's employment ends because of death, any unexercised options (whether or not otherwise then exercisable) can, as a general rule, be exercised by designated beneficiaries within three years after death. Any option which would otherwise expire within the three-year period after Participant Transferor's death will be extended so as to permit its exercise at any time within such three-year period. (However, an option cannot be exercised under any circumstances after the fifteenth anniversary of its Grant Date.)

 Other Reasons. If the Participant Transferor terminates employment with the Company for any reason other than retirement after reaching age 60, disability, death or cause (see below), any unexercised options which are then exercisable can be exercised within 30 days after termination of employment (but not after the fifteenth anniversary of the Grant Date).

 For Cause. If Participant Transferor's employment with the Company is terminated for cause (generally, any termination based on an act or acts involving dishonesty, fraud, illegality or moral turpitude), any unexercised options will be terminated immediately and cannot be exercised.

FEDERAL INCOME TAX CONSEQUENCES

 The following discussion describes the rules applicable to the federal INCOME taxation of nonqualified options which have been transferred to a Permissible Transferee as described above. The discussion states the general principles which apply to the federal income taxation of transferred options for persons who are both residents and citizens of the United States. The tax laws of other countries may provide for different tax consequences. Participant Transferors and Permissible Transferees who receive gifts of options are urged to consult with their tax advisors to determine how the general principles apply to their individual circumstances, how state and local tax laws apply, and how transfers affect GIFT AND ESTATE taxes.

 Taxation of Participant Transferor. Generally, the grant of a nonqualified option will not result in taxable income to the Participant Transferor. Neither is income recognized by a Participant Transferor or the Permissible Transferee upon the gift of an option. Rather, the Participant Transferor of the option has taxable compensation income on the date of option exercise. The taxable income is attributed to the Participant Transferor whether he or she holds the option or has transferred it to a Permissible Transferee.

 If the option price is paid in cash, the Participant Transferor's taxable income will be the difference between the fair market value of the stock received by the Permissible Transferee on the date of option exercise less the option exercise price paid. Thus, it is important to recognize that if the stock appreciation is substantial, the Participant Transferor could have substantial income tax liability resulting from the exercise of the option by the Permissible Transferee.

 Taxation of Stock Option Transferee. Upon the disposition of the shares received as a result of the exercise of the option, the Permissible Transferee will generally realize capital gain or loss equal to the excess or deficiency of the sales price over the Permissible Transferee's basis in the shares. The Permissible Transferee's basis in such shares is equal to the amount paid for the shares upon option exercise plus the income realized for income tax purposes on exercise.

 Withholding and Deduction. The income realized by the Participant Transferor upon option exercise is subject to income tax withholding and FICA withholding. Normally, the Participant Transferor may satisfy this withholding obligation by writing a check to the Company or by another method permitted by the Company. The Company is entitled to a deduction at the same time and in the same amount as the taxable income realized by the Participant Transferor upon option exercise.

 Special Issues. Participant Transferors and Permissible Tranferees who receive gifts of options should consult their tax advisors regarding the tax treatment of option exercises involving the use of previously-acquired stock to pay all or part of the option exercise price. Tax advisors should also be consulted regarding the income taxation of option exercises which take place after the death of the Participant Transferor.

RESALE RESTRICTIONS

 Generally Freely Transferable. In general, shares acquired upon exercise of an option under the Plan can be resold without restrictions.

 Certain Exceptions. The Committee may provide that shares of stock acquired by exercise of the option will be subject to certain restrictions. If applicable, the restrictions would be specified in the Golden M Certificate. Purchases and sales by directors and executive officers of McDonald's Corporation may, under certain circumstances, subject such persons to possible liability under the "short swing" trading provisions of Section 16(b) of the Securities Exchange Act of 1934.

CHANGES IN CAPITAL

 In general, a stock split would have no economic effect on options granted under the Plan because there would be a proportionate reduction of the option price and an increase in the number of shares subject to options in case of a stock split or stock dividend and a proportionate increase in the option price and a reduction of the number of shares subject to options in the case of a stock combination or reverse stock split.

 In case of a merger, consolidation or similar corporate action resulting in a reclassification or change in the Company's stock, an appropriate adjustment would be made by the Committee in the number, kind or price of the shares subject to option. Upon the complete liquidation of the Company, any unexercisable options granted under the Plan would become exercisable upon the approval of the plan of liquidation by the Company's shareholders.

ADMINISTRATION

 The Plan is administered by the Committee, which is located at the Company's principal executive office. The Committee is composed of not less than two non-employee directors of the Company. The members of the Committee are appointed by the Board and serve at the pleasure of the Board.

 Subject to the express terms of the Plan, the Committee has full and final authority, in its discretion, to:

   . Determine the exercise price of each option, the individuals to whom, and the time or times at which options are granted and the number of shares to be covered by each option;

   .   Interpret the Plan;

   .   Make, amend, and cancel rules and regulations relating to the Plan;

   . Determine the terms, provisions, and any restrictions or conditions of each Golden M Certificate and, with the optionee's consent, to modify such terms, provisions, restrictions or conditions;

   . Authorize non-United States subsidiaries to adopt plans for granting options to purchase shares of common stock of the Company and to delegate to such individuals or committees as the Committee in its sole discretion may approve its duties and responsibilities under the Plan with respect to such foreign subsidiary plans; and

   .   Make all other determinations for the administration of the Plan.

 Neither the Committee's nor the Board's determinations under the Plan need be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, to enter into non-uniform and selective award agreements as to (a) the identity of the Grantees, (b) the terms and provisions of awards, and (c) the treatment of terminations of employment. Notwithstanding the foregoing, the Committee's interpretation of Plan provisions shall be uniform as to similarly situated Grantees.

 The Board can, in its discretion, assume any of the administrative responsibilities of the Committee (other than with respect to "Section 16 Grantees") and the Board can appoint another committee to administer portions of the Plan.

AMENDMENT OF THE PLAN

 The Board can modify the Plan as it deems advisable, without approval of the Company's stockholders, except as such stockholder approval may be required under Rule 16b-3 under the Securities Exchange Act of 1934 or under the listing requirements of any stock exchange on which are listed any of the Company's equity securities.

                                USE OF PROCEEDS

 McDonald's intends to use any proceeds received from the exercise of stock options for general corporate purposes.

                              PLAN OF DISTRIBUTION

 As described elsewhere in this Prospectus, the shares of Common Stock offered hereby shall be issued by the Company in accordance with the terms of the Plan. See "Use of Proceeds".

                                 LEGAL MATTERS

 The legality of the Common Stock covered hereby has been passed upon for McDonald's Corporation by Gloria Santona, Secretary, Vice President and Deputy General Counsel of McDonald's. Ms. Santona owns shares of Common Stock, both directly and as a participant in various employee benefit plans. Sonnenschein Nath & Rosenthal has advised the Company concerning certain federal income tax consequences related to Stock Options under the Plan and the transfer and exercise thereof. Donald G. Lubin, a partner of Sonnenschein Nath & Rosenthal, is a director of the Company and owns, and holds options to purchase, shares of the Company's Common Stock.

                                    EXPERTS

 The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

 An itemized statement of the amount of all expenses incurred by the Company in connection with the issuance and distribution of the Common Stock registered hereunder. All of the amounts are estimated, except the Securities and Exchange Commission registration fee.


     Securities and Exchange Commission Registration Fee..  $15,266
     Accounting Fees......................................  $ 3,000
     Legal Fees and Expenses..............................  $ 5,000
                                                            -------
          Total...........................................  $23,266

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

 Section 145 of the Delaware General Corporation Law (the "GCL") provides for indemnification of directors and officers against any legal liability (other than liability arising from derivative suits) if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the director or officer must also have had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify a director or officer in a derivative suit if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation unless the director or officer is found liable to the corporation (in which case a court may permit indemnity for such director or officer to the extent it deems proper).

 Article V of the Company's By-Laws provides that the Company shall indemnify and hold harmless each director and officer to the fullest extent permitted under the GCL, provided that the person seeking indemnification has met the applicable standard of conduct set forth in the By-Laws. Such indemnification could cover all expenses as well as liabilities and losses incurred by directors and officers. The Board of Directors has the authority by resolution to provide for other indemnification of directors and officers as it deems appropriate.

 The By-Laws further provide that the Company may maintain insurance at its expense to protect any director or officer against any expenses, liabilities or losses, whether or not the Company would have the power to indemnify such director or officer against such expenses, liabilities or losses under the GCL. Pursuant to this provision, the Company maintains insurance against any liability incurred by its directors and officers in defense of any action in which they are made parties by reason of their positions as directors and officers.

ITEM 16.  EXHIBITS.

Exhibit No.           Description of Document
-----------           -----------------------

(4)  Instruments defining the rights of security holders, including indentures
     (A):

(a) Debt Securities. Indenture dated as of March 1, 1987 incorporated herein by reference from Exhibit 4(a) of Form S-3 Registration Statement, SEC file no. 33-12364.

          (i) Medium-Term Notes, Series B, due from nine months to 30 years from Date of Issue. Supplemental Indenture No. 12 incorporated herein by reference from Exhibit (4) of Form 8-K dated August 18, 1989 and Forms of Medium-Term Notes, Series B, incorporated herein by reference from Exhibit (4)(b) of Form 8-K dated September 14, 1989.

          (ii) Medium-Term Notes, Series C, due from nine months to 30 years from Date of Issue. Form of Supplemental Indenture No. 15 incorporated herein by reference from Exhibit 4(b) of Form S-3 Registration Statement, SEC file no. 33-34762 dated May 14, 1990.

         (iii) Medium-Term Notes, Series C, due from nine months (U.S. issue)/184 days (Euro issue) to 30 years from Date of Issue. Amended and restated Supplemental Indenture No. 16 incorporated herein by reference from Exhibit (4) of Form 10-Q for the period ended June 30, 1991.

          (iv) 8-7/8% Debentures due 2011. Supplemental Indenture No. 17 incorporated herein by reference from Exhibit (4) of Form 8-K dated April 22, 1991.

           (v) Medium-Term Notes, Series D, due from nine months (U.S. issue)/ 184 days (Euro issue) to 60 years from Date of Issue. Supplemental Indenture No. 18 incorporated herein by reference from Exhibit 4(b) of Form S-3 Registration Statement, SEC file no. 33-42642 dated September 10, 1991.

          (vi) 7-3/8% Notes due July 15, 2002. Form of Supplemental Indenture No. 19 incorporated herein by reference from Exhibit (4) of Form 8-K dated July 10, 1992.

         (vii) 6-3/4% Notes due February 15, 2003. Form of Supplemental Indenture No. 20 incorporated herein by reference from Exhibit
               (4) of Form 8-K dated March 1, 1993.

        (viii) 7-3/8% Debentures due July 15, 2033. Form of Supplemental Indenture No. 21 incorporated herein by reference from Exhibit
               (4)(a) of Form 8-K dated July 15, 1993.

          (ix) Medium-Term Notes, Series E, due from nine months to 60 years from date of issue. Form of Supplemental Indenture No. 22, incorporated herein by reference from Exhibit (4) of Form 10-Q for the period ended June 30, 1995.

          (x) 6-5/8% Notes due September 1, 2005. Form of Supplemental Indenture No. 23 incorporated herein by reference from Exhibit 4(a) of Form 8-K dated September 5, 1995.

          (xi) 7.05% Debentures due November 15, 2025. Form of Supplemental Indenture No. 24, incorporated by reference from Exhibit 4(a) of Form 8-K dated November 13, 1995.

     (b) Form of Deposit Agreement dated as of November 25, 1992 by and between McDonald's Corporation, First Chicago Trust Company of New York, as Depositary, and the Holders from time to time of the Depositary Receipts.

     (c) Rights Agreement dated as of December 13, 1988 between McDonald's Corporation and The First National Bank of Chicago, incorporated herein by reference from Exhibit 1 of Form 8-K dated December 23, 1988.

          (i) Amendment No. 1 to Rights Agreement incorporated herein by reference from Exhibit 1 of Form 8-K dated May 25, 1989.

          (ii) Amendment No. 2 to Rights Agreement incorporated herein by reference from Exhibit 1 of Form 8-K dated July 25, 1990.

     (d) Indenture and Supplemental Indenture No. 1 dated as of September 8, 1989, between McDonald's Matching and Deferred Stock Ownership Trust, McDonald's Corporation and Pittsburgh National Bank in connection with SEC Registration Statement Nos. 33-28684 and 33-28684-01, incorporated herein by reference from Exhibit (4)(a) of Form 8-K dated September 14, 1989.

     (e) Form of Supplemental Indenture No. 2 dated as of April 1, 1991, supplemental to the Indenture between McDonald's Matching and Deferred Stock Ownership Trust, McDonald's Corporation and Pittsburgh National Bank in connection with SEC Registration Statement Nos. 33-28684 and 33-28684-01, incorporated herein by reference from Exhibit (4)(c) of Form 8-K dated March 22, 1991.

     (f) 8.35% Subordinated Deferrable Interest Debentures due 2025. Indenture incorporated herein by reference from Exhibit 99.1 of Schedule 13E-4/A Amendment No. 2 dated July 14, 1995.

     (g) Senior Debt Securities Indenture dated as of October 19, 1996 incorporated by reference from Exhibit 4(a) of Form S-3 Registration Statement, File No. 33-14141.

     (h) Subordinated Debt Securities Indenture dated as of October 18, 1996 incorporated by reference from Form 8-K dated October 18, 1996.

          (i) 7.5% Subordinated Deferrable Interest Debentures due 2036. Supplemental Indenture No. 1, dated as of November 5, 1996 incorporated herein by reference from Form 8-K dated October 18, 1996.

          (ii) 7.5% Subordinated Deferrable Interest Debentures due 2037. Supplemental Indenture No. 2, dated as of November 5, 1996 incorporated herein by reference from Form 8-K dated January 9, 1997.

    5.1 Opinion and Consent of Gloria Santona, Vice President, Deputy General Counsel and Secretary of the Company

    8.1   Opinion and Consent of Sonnenschein Nath & Rosenthal.

   23.1   Consent of Ernst & Young LLP, independent auditors

   23.2 Consent of Gloria Santona, Vice President, Deputy General Counsel and Secretary of the Company, included in Exhibit 5.1

   23.3   Consent of Sonnenschein Nath & Rosenthal, included in Exhibit
          8.1

   24     Power of Attorney (included on the signature page)

-----------------

ITEM 17.  UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


 Pursuant to the requirements of the Securities Act of 1933, the Registration certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, and State of Illinois, on the 25th day of April, 1997.

                              McDONALD'S CORPORATION


                              By: /s/ Michael L. Conley
                                  ------------------------------------
                                  Michael L. Conley
                                  Executive Vice President and
                                  Chief Financial Officer

 Each person whose signature appears below constitutes and appoints Jack M. Greenberg, Michael L. Conley, Gloria Santona and Carleton D. Pearl, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 25th day of April, 1997.


               Signature                                  Title
               ---------                                  -----

          /s/ Hall Adams, Jr.            Director
---------------------------------------
              Hall Adams, Jr.


       /s/ Robert M. Beavers, Jr.        Senior Vice President and Director
---------------------------------------
           Robert M. Beavers, Jr.


        /s/ James R. Cantalupo           President and Chief Executive Officer-
---------------------------------------  McDonald's International and Director
            James R. Cantalupo


          /s/ Gordon C. Gray             Director
---------------------------------------
              Gordon C. Gray



          Signature                                  Title
          ---------                                  -----

     /s/ Jack M. Greenberg       Vice Chairman, Chairman - U.S.A. and Director
------------------------------
         Jack M. Greenberg


 /s/ Enrique  Hernandez, Jr.     Director
------------------------------
     Enrique Hernandez, Jr.


      /s/ Donald R. Keough       Director
------------------------------
          Donald R. Keough


                                Director
------------------------------
       Donald G. Lubin


    /s/ Andrew J. McKenna       Director
------------------------------
        Andrew J. McKenna


    /s/ Michael R. Quinlan      Chairman, Chief Executive Officer and Director
------------------------------
        Michael R. Quinlan


     /s/ Edward H. Rensi        President and Chief Executive Officer - U.S.A.
------------------------------  and Director
         Edward H. Rensi


     /s/ Terry L. Savage        Director
------------------------------
         Terry L. Savage


     /s/ Paul D. Schrage        Senior Executive Vice President, Chief
------------------------------  Marketing Officer and Director
         Paul D. Schrage


    /s/ Ballard  F. Smith       Director
------------------------------
        Ballard F. Smith


                                Director
------------------------------
         Roger W. Stone


            Signature                                  Title
            ---------                                  -----

     /s/ Robert N. Thurston         Director
----------------------------------
         Robert N. Thurston


       /s/ Fred L. Turner           Senior Chairman and Director
----------------------------------
           Fred L. Turner


    /s/ B. Blair Vedder, Jr.        Director
----------------------------------
        B. Blair Vedder, Jr.


      /s/ Michael L. Conley         Executive Vice President and Chief
----------------------------------  Financial Officer
          Michael L. Conley


     /s/ Christopher Pieszko        Vice President and Corporate Controller
----------------------------------
         Christopher Pieszko
